Exhibit 99.1

FROM: P.A.M. TRANSPORTATION SERVICES, INC.

P.O. BOX 188

Tontitown, AR 72770

Allen W. West

(479) 361-9111

P.A.M. Transportation Services, Inc. Announces New Board Member

Tontitown, Arkansas, January 30, 2019….. P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) (the “Company”) today announced that H. Pete Montaño has been appointed to the Company’s board of directors. With the addition of Mr. Montaño, the board now consists of ten directors.

Mr. Montaño, age 59, recently retired with over 36 years of service in the transportation industry, most recently as Vice President of Sales and Revenue Management for Contract Freighters, Inc. (“CFI”), a trucking and logistics company in Joplin, Missouri, which formerly operated as a division of Con-way, Inc. and XPO Logistics, Inc. As Vice President of Sales and Revenue Management for CFI, he oversaw sales in the United States, Canada and Mexico and was responsible for the strategic sales planning, account growth and training for all sales in the United States, Mexico and Canada as well as the pricing and bid departments. Mr. Montaño served over 28 years in various capacities with CFI, starting as director of sales for Mexico.

“Pete brings significant industry experience and cross-border expertise to our board. His insight and perspective will be a valuable addition to the board, especially with respect to the Company’s growing Mexico division. We are pleased to welcome him to the Company,” said Matthew T. Moroun, chairman of the board of the Company.

Prior to his time at CFI, Mr. Montaño worked for Roadway Express, where he was in charge of sales for regions of the United States and Mexico. Mr. Montaño is a graduate of the University of Arizona, where he obtained a degree in Business Administration. He is a dual citizen of the United States and Mexico. Mr. Montaño brings to the board extensive sales and operational experience in the transportation industry and particular knowledge and insight relating to the Company’s Mexico operations.

About P.A.M. Transportation Services, Inc.

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Forward-Looking Statements

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers’ business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, and license and registration fees; the resale value of the Company’s used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self-insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; a significant reduction in or termination of the Company’s trucking service by a key customer; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed above and in company filings might not transpire.